Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

DOW INC.

Incorporated Under the Laws of Delaware

Effective as of February 15, 2024

SECTION I – CAPITAL STOCK

1.1. Certificates. Shares of the capital stock of Dow Inc. (the “Company”), may be certificated or uncertificated in accordance with the General Corporation Law of Delaware (the “DGCL”); provided that, the shares of common stock, par value $0.01 per share, of the Company shall be uncertificated, as provided by resolutions adopted by the Board of Directors of the Company (the “Board”). To the extent any certificates are ever issued with respect to any class or series of a class of capital stock of the Company, every holder of stock represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and the Board, signed in the name of the Company by the Chair of the Board or the Chief Executive Officer or the Chief Financial Officer, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, representing the number of shares registered in certificate form held by such holder. Any or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

1.2. Record Ownership. A record of the name and address of each holder of shares of capital stock of the Company, the number of shares held thereby and the date of issue thereof shall be made on the Company’s books, together with the number of any certificate(s) issued with respect thereto. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the Delaware law. If certificated, the certificates of each class or series of a class of stock shall be numbered consecutively.

1.3. Transfer of Record Ownership. Subject to applicable laws, transfers of shares of stock of the Company shall be made on the books of the Company only by direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, if such shares are represented by a certificate, only upon the surrender to the Company or its transfer agent or other designated agent of the certificate representing such shares properly endorsed or accompanied by a properly executed written assignment of the shares evidenced thereby, which certificate shall be canceled before a new certificate or uncertificated shares are issued.

1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board, give the Company a bond, in such form as may be approved by the General Counsel or his or her staff, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate or of uncertificated shares.

1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company.

1.6. Record Date. The Board may fix in advance a date, not more than sixty days or less than ten days preceding the date of an annual or special meeting of stockholders and not more than sixty days preceding the date of payment of a dividend or other distribution, allotment of rights or the date when any change, conversion or exchange of capital stock shall go into effect or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action. Such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

SECTION II – MEETINGS OF STOCKHOLDERS

2.1. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held annually on a date and at a time and place, within or without Delaware, as determined by the Board. The Chair of the Board or the Chief Executive Officer each may postpone, reschedule or adjourn any previously scheduled annual meeting of the stockholders.

2.2. Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes (i) may be called by the Board, pursuant to a resolution adopted by a majority of the entire Board upon motion of a Director, and (ii) shall be called by the Chair of the Board or the Secretary of the Company upon a written request from stockholders satisfying the ownership requirements as set forth in the Certificate of Incorporation that complies with the procedures for calling a special meeting of stockholders as set forth in these Bylaws. Any such request by stockholders shall (A) be delivered to, or mailed to and received by, the Secretary of the Company at the Company’s principal executive offices, (B) be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, (C) set forth the purpose or purposes of the meeting and (D) include the information required by Section 2.9 as applicable, and a representation by the stockholder(s) that it will timely provide such information in accordance with the procedures set forth in Section 2.9 so that the information provided or required to be provided shall be true and correct as of the record date for such special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

(b) Date, Time and Place. A special meeting, whether called by the Board or called at the request of stockholders shall be held at such date, time and place, within or without Delaware, as determined by the Board; provided, however, that the date of any such special meeting shall be not more than ninety days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this Section 2.2 is delivered to or received by the Secretary unless a later date is required in order to allow the Company to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board has called or calls for an annual meeting of stockholders to be held within ninety days after the request for the special meeting is delivered to or received by the Secretary and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholders’ request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to, or mailed to and received by, the Secretary. If, at any time after receipt by the Secretary of the Company of a proper request for a special meeting of stockholders, there are no longer valid requests from stockholders holding in the aggregate at least the requisite number of shares entitling the stockholders to request the calling of a special meeting, whether because of revoked requests or otherwise, the Board, in its discretion, may cancel the special meeting (or, if the special meeting has not yet been called, may direct the Chair of the Board or the Secretary of the Company not to call such a meeting).

(c) Conduct of Meeting. At any such special meeting, only such business may be transacted as is set forth in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Company need not present such nominations or other business for a vote at such meeting. The chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these Bylaws, and if the chair of the meeting should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

2.3. Notice. Notice (either written or as otherwise permitted by the DGCL) of each meeting of stockholders, whether annual or special, stating the date, time, place and, with respect to a special meeting, purpose thereof, shall be distributed (either by the U.S. Postal Service or as otherwise permitted by the DGCL) by the Secretary or Assistant Secretary not less than ten days nor more than sixty days before the date of such meeting, unless a different time is specified by law, to every stockholder entitled to vote thereat.

2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary no later than the tenth day before each meeting of stockholders and shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date during ordinary business hours at the principal place of business of the Company.

2.5. Quorum. The holders of a majority of the voting power of all of the shares of capital stock of the Company then entitled to vote with respect to any one of the purposes for which the meeting is called, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the DGCL. In the event of a lack of quorum at a meeting, the chair of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

2.6. Organization. The Chair of the Board, or, in the absence of the Chair of the Board, the Chief Executive Officer, or, in the absence of both, the Chief Financial Officer, General Counsel or any member of the Board selected by the members of the Board present, shall preside at meetings of stockholders as chair of the meeting and shall determine the order of business for such meeting. The Secretary of the Company shall act as secretary at all meetings of stockholders, but in the absence of the Secretary, the chair of the meeting may appoint a secretary of the meeting. Rules governing the procedures and conduct of meetings of stockholders shall be determined by the chair of the meeting.

2.7. Voting. Subject to all of the rights of the preferred stock provided for by resolution or resolutions of the Board pursuant to Article IV of the Certificate of Incorporation or by the DGCL, each stockholder entitled to vote at a meeting shall be entitled to one vote, in person or by proxy (either written or as otherwise permitted by the DGCL), for each voting share held of record by such stockholder. The votes for the election of Directors and, upon the demand of any stockholder the vote upon any matter before the meeting, shall be by written ballot. Except as otherwise required by the DGCL or as specifically provided for in the Certificate of Incorporation or these Bylaws, in any question or matter brought before any meeting of stockholders (other than the election of Directors), the affirmative vote of the holders of voting shares present in person or by proxy representing a majority of the votes actually cast on any such question or matter at a meeting where there is a quorum shall be the act of the stockholders. Directors shall be elected by the vote of a majority of the votes cast at a meeting where there is a quorum; except that, notwithstanding the foregoing, Directors shall be elected by a plurality of the votes cast at a meeting where there is a quorum if as of the record date for such meeting the number of nominees exceeds the number of Directors to be elected. For purposes of the foregoing sentence, a majority of the votes cast means that the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee.

2.8. Inspectors of Election. In advance of any meeting of stockholders, the Board or the chair of the meeting shall appoint one or more inspectors to act at the meeting and make a written report thereof. The chair of the meeting may designate one or more persons as alternate inspectors to replace any inspector who fails or is unable to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. At each meeting of stockholders, the inspector(s) shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and certify the inspectors’ determination of the number of shares represented at the meeting and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated therein.

2.9. Notification of Stockholder Nominations and Other Business.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) by or at the direction of the Board, (B) by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.9 is delivered to, or mailed to and received by, the Secretary of the Company and at the time of such meeting, who is entitled to vote at such annual meeting and who complies with the notice procedures and disclosure requirements set forth in this Section 2.9, or (C) in the case of stockholder nominations to be included in the Company’s proxy statement for an annual meeting of stockholders pursuant to Section 2.10, by an Eligible Stockholder (as defined below) who satisfies the notice, ownership and other requirements of Section 2.10.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of Section 2.9(a)(i), such stockholder must have given timely written notice thereof in proper form to the Secretary of the Company and such proposed business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth day or earlier than the close of business on the one hundred twentieth day prior to the anniversary date on which the Company first distributed its proxy materials for the prior year’s annual meeting of stockholders of the Company; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so delivered, or so mailed and received, not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth day prior to such annual meeting and (B) the tenth day following the date on which public disclosure (as defined below) of the date of the annual meeting is first made by the Company. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person, if any, whom such stockholder proposes to nominate for election or re-election as a Director: (1) all information relating to such person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (2) the written consent of the nominee to being named in any related proxy statement and proxy card as a nominee and to serving a full term as a Director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time, and (3) any information that such person would be required to disclose pursuant to paragraph 2.9(a)(ii)(C) of this Section 2.9, if such person were a stockholder purporting to make a nomination or propose business pursuant thereto;

(B) as to any other business that such stockholder proposes to bring before the meeting: (1) a brief description of the proposed business desired to be brought before the meeting, (2) the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) a description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, (5) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (6) a description of all agreements, arrangements, or understandings between or among such stockholder and/or such beneficial owner, or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder and/or such beneficial owner or any of their respective affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder and/or such beneficial owner, or any of their respective affiliates or associates;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address of such stockholder, as they appear on the Company’s books, and the name and address of such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed, (2) the class and number of shares of capital stock of the Company which are owned of record and beneficially owned (as defined below) by such stockholder and owned by the beneficial owner, if any, on whose behalf the nomination or the other business is being proposed, as of the date of such stockholder’s notice, and such beneficial owner as of the date of the notice, (3) a written representation that such stockholder is the holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, and an acknowledgment that, if such stockholder (or qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, the Company need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in share price of any class of the Company’s capital stock, or maintain, increase or decrease the voting power of such stockholder and/or beneficial owner or any of their respective affiliates or associates with respect to shares of capital stock of the Company, (5) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder and/or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D pursuant to the Exchange Act is applicable to the stockholder or beneficial owner), (6) a representation whether such stockholder or beneficial owner, if any, on whose behalf the nomination or other business is being proposed intends to, or is part of a group that intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or approve the election of the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or election, (7) in the event such stockholder or beneficial owner, if any, or any affiliate or associate of any of the foregoing, intends to solicit proxies in support of any proposed nominations of persons for election to the Board other than the Company’s nominees for election to the Board, a written statement that such person intends to solicit from the holders of the Company’s outstanding capital stock representing at least sixty-seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act and, (8) a representation that such stockholder will update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof .

(iii) In addition to the information required above, the Company may require the stockholder giving notice to furnish such other information as the Company may reasonably require to determine the requirements of this Section 2.9 have been met, including the eligibility of a proposed nominee to serve as a Director of the Company, including information relevant to a determination whether such proposed nominee can be considered an independent Director or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof. If requested by the Company, the supplemental information required under this paragraph shall be delivered to the Secretary at the principal executive offices of the Company no later than five business days after the request for subsequent information has been delivered to such stockholder who delivered the notice of nomination.

(iv) This Section 2.9(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Company of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.9(b) is delivered to, or mailed to and received by, the Secretary of the Company and at the time of the special meeting, who is entitled to vote at the special meeting and upon such election and who complies with all applicable requirements, including the notice procedures, set forth in this Section 2.9 as to such nomination. In the event the Board calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the notice required by Section 2.9(a) shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 or Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Company to serve as Directors and only such other business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this Section 2.9. The chair of the special meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 or Section 2.10, as applicable. If any proposed nomination or other business was not made or proposed in compliance with this Section 2.9 or Section 2.10, as applicable, then except as otherwise provided by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. In no event may a stockholder (or one or more stockholders on behalf of one beneficial owner) provide timely notice in writing to the Secretary for nominations of Directors with respect to a greater number of Director nominees than are subject to election by stockholders at the applicable meeting.

(ii) A stockholder giving notice of any nomination or business to be considered at a meeting of stockholders shall further update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business five business days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business seven business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a stockholder giving notice of any nomination no longer plans to solicit proxies in accordance with its representation pursuant to Section 2.9(a)(ii)(C)(7), such stockholder shall inform the Company of this change by delivering written notice of such change to the Secretary at the principal executive offices of the Company no later than two business days after the occurrence of such change. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder does not timely provide the information required under this Section 2.9 to the Company, or if such information is inaccurate in any respect, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. For the avoidance of doubt, any information provided pursuant to this Section 2.9(c) shall not be deemed to cure any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these Bylaws, or enable or be deemed to permit a stockholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of stockholders.

(iii) For purposes of this Section 2.9 and Section 2.10, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or any document publicly filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.9, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares. For purposes of this Section 2.9, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(iv) Without limiting the other provisions and requirements of this Section 2.9, unless otherwise required by law, (A) no stockholder or beneficial owner, if any, or any affiliate or associate of any of the foregoing on whose behalf the nomination is made, shall solicit proxies in support of Director nominees, other than the Company’s nominees, unless such stockholder, beneficial owner, affiliate or associate has complied with Rule 14a-19 of the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner and (B) if any stockholder, beneficial owner or affiliate or associate of any of the foregoing: (1)(i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act or fails to timely provide reasonable evidence sufficient to satisfy the Company that such stockholder, beneficial owner, affiliate or associate has met the requirements of Rule 14a-19(a)(3) of the Exchange Act in accordance with the following sentence, or (2) notifies the Company that such stockholder or the beneficial owner, if any, on whose behalf the nomination is made no longer intends to solicit proxies in accordance with Rule 14a-19 promulgated under the Exchange Act, including the requirement to solicit holders of shares representing at least sixty-seven percent of the voting power of shares entitled to vote on the election of Directors in support of Director nominees other than the Company’s nominees, then the Company shall disregard any proxies or votes solicited for the nominees of such stockholder or the beneficial owner, if any, on whose behalf the nomination is made. If any stockholder, beneficial owner or affiliate or associate of any of the foregoing provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such person shall deliver to the Company, no later than five business days prior to the applicable meeting, reasonable documentary evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act, including clause (a)(3) thereof, together with a representation that such person has complied with the requirements of Rule 14a-19 of the Exchange Act.

(v) A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

2.10. Proxy Access for Director Nominations.

(a) Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which Directors are to be elected, the Company (a) shall include in its proxy statement and on its form of proxy the names of, and (b) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 2.10(b)(i) (the “Authorized Number”) for election to the Board submitted pursuant to this Section 2.10 (each, a “Stockholder Nominee”), if:

(i) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.10;

(ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.10 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);

(iii) the Eligible Stockholder satisfies the requirements in this Section 2.10 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Company’s proxy materials; and

(iv) the additional requirements of these Bylaws are met.

(b) Definitions.

(i) The maximum number of Stockholder Nominees appearing in the Company’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (x) two or (y) twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.10 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced by any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of Directors in office as so reduced.

(ii) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 2.10 must:

(A) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Company that are entitled to vote generally in the election of Directors) that represents at least three percent (3%) of the outstanding shares of the Company that are entitled to vote generally in the election of Directors as of the date of the Stockholder Notice (the “Required Shares”); and

(B) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 2.10(b)(ii), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of the Company that are entitled to vote generally in the election of Directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.10 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.10. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (A) under common management and investment control or (B) under common management and funded primarily by a single employer or (C) part of a family of funds, meaning a group of publicly offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services. For purposes of this Section 2.10, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(iii) For purposes of this Section 2.10:

(A) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Company that are entitled to vote generally in the election of Directors as to which the person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such person in any transaction that has not been settled or closed, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Company that are entitled to vote generally in the election of Directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates.

(B) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(C) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice.

(iv) For purposes of this Section 2.10, the “Additional Information” referred to in Section 2.10(a) that the Company will include in its proxy statement is:

(A) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed five hundred words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Company’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.10, the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.10 shall limit the Company’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c) Stockholder Notice and Other Informational Requirements.

(i) The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.9(a)(ii), including the information required with respect to (i) any nominee for election as a Director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 2.10. In addition, such Stockholder Notice shall include:

(A) a copy of the Schedule 14N that has been or concurrently is filed with the Commission under the Exchange Act;

(B) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC, setting forth and certifying to the number of shares of common stock of the Company entitled to vote generally in the election of Directors that the Eligible Stockholder Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice, and agreeing to continue to Own such shares through the annual meeting;

(C) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Company, setting forth the following additional agreements, representations and warranties:

(1) it shall provide (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.10, (b) within five business days after the record date for the annual meeting the information required under Section 2.9(a)(ii)(C) and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (c) immediate notice to the Company if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(2) it (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have this intent, (b) has not nominated and shall not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.10, (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board, and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Company; and

(3) it will (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (b) indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (d) file with the Commission any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Company’s annual meeting of stockholders, one or more of the Company’s Directors or Director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (e) at the request of the Company, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Company such additional information as reasonably requested by the Company; and

(D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Company demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.10(b)(ii).

All information provided pursuant to this Section 2.10(c)(i) shall be deemed part of the Stockholder Notice for purposes of this Section 2.10.

(ii) To be timely under this Section 2.10, the Stockholder Notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the one hundred twentieth day or earlier than the close of business on the one hundred fiftieth day prior to the anniversary date on which the Company first distributed its definitive proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely, must be so delivered, or so mailed and received, not earlier than the close of business on the one hundred fiftieth day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth day prior to such annual meeting or the tenth day following the date on which public disclosure of the date of the annual meeting is first made by the Company. In no event shall the public disclosure of an adjournment or a postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii) Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Company at the principal executive offices of the Company, which shall be signed by each Stockholder Nominee and shall represent and agree (A) as to the matters set forth in Section 2.9(a)(ii)(A), and (B) that such Stockholder Nominee consents to being named in the Company’s proxy statement and form of proxy as a nominee and to serving a full term as a Director if elected. At the request of the Company, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Company’s nominees and provide to the Company such other information as it may reasonably request. The Company may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 2.10.

(iv) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Company or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.10.

(d) Proxy Access Procedures.

(i) Notwithstanding anything to the contrary contained in this Section 2.10, the Company may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Company, if:

(A) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.10, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.10 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 2.10;

(B) the Stockholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors, (2) is or has been, within the past three years, an officer or Director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(C) the Company has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for Director in Section 2.9(a); or

(D) the election of the Stockholder Nominee to the Board would cause the Company to violate the Certificate of Incorporation of the Company, these Bylaws, or any applicable law, rule, regulation or listing standard.

(ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 2.10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Company. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.10 exceeds the Authorized Number, the Stockholder Nominees to be included in the Company’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.10 shall be selected from each Eligible Stockholder for inclusion in the Company’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Company each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Company and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.10 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.10 thereafter is nominated by the Board, thereafter is not included in the Company’s proxy materials or thereafter is not submitted for Director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.10), no other nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for election as a Director at the applicable annual meeting in substitution for such Stockholder Nominee.

(iii) Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.10 for the next two annual meetings.

(iv) Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 2.9(c)(i)) does not appear at the annual meeting of stockholders of the Company to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Company.

(v) The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.10 and to make any and all determinations necessary or advisable to apply this Section 2.10 to any persons, facts or circumstances, including, without limitation, the power to determine (1) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (2) whether a Stockholder Notice complies with this Section 2.10 and has otherwise met the requirements of this Section 2.10, (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.10, and (4) whether any and all requirements of this Section 2.10 (or any applicable requirements of Section 2.9) have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including, without limitation, the Company and its stockholders (including, without limitation, any beneficial owners).

(vi) This Section 2.10 shall be the exclusive method for stockholders to include Director nominees for election in the Company’s proxy materials, except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act subject to the requirements of these Bylaws.

SECTION III – BOARD

3.1. Number and Qualifications. The business and affairs of the Company shall be managed by or under the direction of its Board. The number of Directors constituting the entire Board shall be not less than six nor more than twenty-one, as fixed from time to time exclusively by a resolution of a majority of the entire Board. As used in these Bylaws, the term “entire Board” means the total authorized number of Directors that the Company would have if there were no vacancies.

3.2. Term. Subject to any rights of holders of preferred stock to elect Directors, each Director shall hold office until the next annual meeting for the election of Directors and until the Director’s successor is duly elected and qualified.

3.3. Resignation. A Director may resign at any time by giving written notice to the Chair of the Board, to the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time or upon the happening of an event specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

3.4. Vacancies. Subject to the provisions of the Certificate of Incorporation and the rights of the holders of any class or series of preferred stock to elect Directors, any vacancies on the Board for any reason, including from the death, resignation, disqualification or removal of any Director, and any newly created directorships resulting by reason of any increase in the number of Directors shall be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum, or by a sole remaining Director, and shall not be filled by stockholders. Any Directors elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

3.5. Regular Meetings. Regular meetings of the Board may be held without further notice on such date and at such time and place as shall from time to time be determined by the Board. A meeting of the Board for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

3.6. Special Meetings. Special meetings of the Board may be called by the Chair of the Board or the Chief Executive Officer or at the request in writing or by the affirmative vote of a majority of the Directors then in office.

3.7. Notice of Special Meetings. Notice of the time and place of each special meeting shall be mailed to each Director at least two days before the meeting at his or her residence or usual place of business, or telegraphed, telecopied or electronically transmitted or delivered personally or by telephone to such Director at least one day before the meeting but such notice may be waived by such Director. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8. Place of Meetings. The Directors may hold their meetings and have an office or offices within or outside of Delaware as the Board may from time to time determine.

3.9. Participation in Meetings by Conference Telephone and other Electronic Means. Members of the Board, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

3.10. Quorum. A majority of the total number of Directors then holding office shall constitute a quorum. In the event of lack of a quorum, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be obtained.

3.11. Organization. The Chair of the Board, or, in the absence of the Chair of the Board, the independent Lead Director or, in the absence of both, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary or an Assistant Secretary of the Company shall act as secretary, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint a secretary.

3.12. Compensation of Directors. Directors shall receive such compensation for their services on the Board and any committee thereof and such reimbursement for their expenses of attending meetings of the Board and any committee thereof as the Board may determine from time to time.

3.13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.14. Interested Transactions. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of the Company’s Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such Director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (b) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

SECTION IV – COMMITTEES OF THE BOARD

4.1. Creation and Organization. The standing committees of the Board shall be an Audit Committee; a Compensation and Leadership Development Committee; a Corporate Governance Committee; and an

Environment, Health, Safety & Technology Committee, having the respective powers and duties assigned to each in this Section IV and any other powers and duties assigned to such committee by resolution passed by a majority of the entire Board from time to time. Except as specified herein, each such standing committee shall consist of one or more Directors and such other ex officio members as the Board shall from time to time determine. The chair of each standing committee shall be one or more of such committee’s members who shall be designated as that committee’s chair by a majority vote of the entire Board. Members of each standing committee shall be elected by a majority vote of the entire Board. Vacancies in any standing committee shall be filled by a majority vote of the entire Board. The Board may appoint management employees of the Company or its subsidiaries to be ex officio members of the Environment, Health, Safety & Technology Committee. Ex officio members of the Environment, Health, Safety & Technology Committee shall be entitled to be present at all meetings of such committee and to participate in committee discussions, but shall not be entitled to vote or be counted for quorum purposes. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of its members shall be necessary to constitute a quorum. The Board may from time to time designate one or more additional committees or special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board.

4.2. Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the Company’s independent auditors, subject to shareholder ratification at each annual meeting. The Audit Committee shall assist the Board in monitoring:

(a) the quality, reliability and integrity of the financial statements of the Company;

(b) the nomination of the independent auditor and the independent auditor’s qualifications, independence and performance;

(c) the adequacy of the Company’s internal controls particularly with respect to the Company’s compliance with legal and regulatory requirements and corporate policy;

(d) the application of the Company’s accounting principles; and

(e) the quality, reliability and integrity of environmental, social and governance reporting by the Company.

The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual meeting proxy statement.

4.3. Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee shall discharge the Board’s responsibilities relating to the total compensation of the Company’s Chief Executive Officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice, and all applicable rules and regulations. The Committee shall also fulfill its oversight responsibilities relating to human capital, inclusion, diversity, and equity, work environment and culture and talent management, in accordance with its charter.

4.4. Corporate Governance Committee. The Corporate Governance Committee shall consider and report periodically to the Board on all matters relating to the selection, qualification, and compensation of members of the Board and candidates nominated to the Board, as well as any other matters relating to the duties of the members of the Board. The Committee shall act as a nominating committee with respect to candidates for Directors and will make recommendations to the full Board concerning the size of the Board and structure of committees of the Board. The Committee shall also assist the Board with oversight of corporate governance matters.

4.5. Environment, Health, Safety & Technology Committee. The Environment, Health, Safety & Technology Committee shall have:

(a) the authority and responsibility to assess current aspects of the Company’s environment, health and safety policies and performance and to make recommendations to the Board and the management of the Company with regard to promoting and maintaining superior standards of performance;

(b) oversight responsibility and shall advise the Board on matters impacting corporate social responsibility, risk management associated with environment, health and safety policies and operations, emerging regulatory developments, reporting and compliance, and the Company’s public reputation. The Committee’s focus includes the Company’s public policy management, philanthropic contributions, international codes of business conduct, and corporate reputation management. Recognizing that positive perceptions of the Company’s policies and practices are valuable assets, the Committee will monitor these perceptions and will make recommendations to the Board and management to continually enhance the Company’s public standing;

(c) oversight responsibility to assess the Company’s sustainability commitments and progress, in addition to the responsibility, in coordination with other committees of the Board, to review and as applicable approve information relating to environmental and social policies, practices and performance for inclusion in the Company’s annual environment, social and governance report or other Commission filings in compliance with applicable reporting frameworks; and

(d) oversight responsibility to assess all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans and to make recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities.

4.6. Powers Reserved to the Board. No committee of the Board shall have the power or authority to:

(a) approve or adopt, or recommend to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval; or

(b) adopt, amend, or repeal these Bylaws.

No committee of the Board shall take any action that is required by these Bylaws, the Certificate of Incorporation or the DGCL to be taken by a vote of a specified proportion of the entire Board.

SECTION V – OFFICERS

5.1. Designation. The officers of the Company appointed by the Board shall be a Chair of the Board (provided, that, if a non-employee is designated as Chair they shall not serve as an officer), a Chief Executive Officer, a Chief Financial Officer, a General Counsel, and may also include a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller, and a Secretary. The Board also may elect or appoint, or provide for the appointment of, and, if delegated to the Chief Executive Officer, the Chief Executive Officer also may elect or appoint, such other officers, assistant officers (including, without limitation one or more Assistant Treasurers, Assistant Controllers and Assistant Secretaries) and agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Company.

5.2. Election and Term. At its first meeting after each annual meeting of stockholders, the Board shall elect the officers. The term of each officer shall be until the first meeting of the Board following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such person’s earlier death, disqualification or removal.

5.3. Resignation. Any officer may resign at any time by giving written notice to the Chair of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

5.4. Removal. Except where otherwise expressly provided in a contract authorized by the Board, any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board.

5.5. Vacancies. A vacancy in any office for any reason may be filled for the unexpired portion of the term by resolution of the Board. The Board may, in its discretion, leave unfilled for such period of time as it may determine, any offices.

5.6. Chair of the Board. The Chair of the Board shall preside at all meetings of the Board and shall have such other powers and perform such other duties as may be assigned by the Board.

5.7. Chief Executive Officer. The Chief Executive Officer shall be in general and active charge of the business and affairs of the Company, and shall have such other powers and perform such other duties as may be assigned by the Board.

5.8. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company, and shall have such other powers and perform such other duties as may be assigned by the Board.

5.9. President. The President shall have such other powers and perform such other duties as may be assigned by the Board.

5.10. Executive Vice Presidents. The Executive Vice Presidents shall assist the Chief Executive Officer in the management of the business and affairs of the Company and shall perform such other duties as may be assigned by the Chief Executive Officer or the Board.

5.11. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned by the President or the Board. The Board may designate one or more Vice Presidents as Senior Vice Presidents, Group Vice Presidents or Corporate Vice Presidents.

5.12. Treasurer. The Treasurer shall have charge of all funds of the Company and shall perform all acts incident to the position of Treasurer, subject to the oversight of the Board.

5.13. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board.

5.14. Secretary. The Secretary or an Assistant Secretary shall keep the minutes and give notices of all meetings of stockholders and Directors and of such committees as directed by the Board. The Secretary shall have charge of such books and papers as the Board may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge, and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Company certified by the Secretary or any Assistant Secretary. The Secretary shall perform all acts incident to the office of Secretary, subject to the oversight of the Board.

5.15. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board.

5.16. Controller. The Controller shall be the principal accounting officer of the Company. The Controller shall have such other powers and perform such other duties as may be assigned by the Board and shall submit such reports and records to the Board as it may request.

5.17. Assistant Controllers. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Controller or the Board.

5.18. General Counsel. The General Counsel shall be in charge of all matters concerning the Company involving litigation or legal counseling. The General Counsel shall have such other powers and perform such other duties as may be assigned by the Board and shall submit such reports to the Board as it may request.

5.19. Compensation of Officers. The officers of the Company shall receive such compensation for their services as the Compensation and Leadership Development Committee may determine in accordance with its charter.

SECTION VI – INDEMNIFICATION

6.1. Mandatory Indemnification. The Company shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(a) is or was a Director, officer or employee of the Company;

(b) is or was a Director, officer or employee of the Company and is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; or

(c) is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2. Permitted Indemnification. The Company may indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(a) is or was a Director, officer, employee or agent of the Company; or

(b) is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.3. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by any person who is or was a Director or officer of the Company, or any person who is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in defending or investigating a threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company to the fullest extent permitted by Delaware law in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified by the Company as authorized in this Section VI. Such expenses (including attorneys’ fees) incurred by any person who is or was an employee or agent of the Company, or any person who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or enterprise may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

6.4. Judicial Determination of Mandatory Indemnification or Mandatory Advancement of Expenses. Any person may apply to any court of competent jurisdiction in Delaware to order indemnification or advancement of expenses to the extent mandated under Sections 6.1 or 6.3. The basis of such order of indemnification or advancement of expenses by a court shall be a determination by such court that indemnification of, or advancement of expenses to, such person is proper in the circumstances. Notice of any application for indemnification or advancement of expenses pursuant to this Section 6.4 shall be given to the Company promptly upon the filing of such application. The burden of proving that such person is not entitled to such mandatory indemnification or mandatory advancement of expenses, or that the Company is entitled to recover the mandatory advancement of expenses pursuant to the terms of an undertaking, shall be on the Company. If successful in whole or in part in obtaining an order for mandatory indemnification or mandatory advancement of expenses, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid all costs (including attorneys’ fees and expenses) in connection therewith.

6.5. Nonexclusivity. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, contract, vote of stockholders or disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office it being the policy of the Company that indemnification of the persons specified in Section 6.1 and Section 6.3 shall be made to the fullest extent permitted by law. The provisions of this Section VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.3 of this Section VI, but whom the Company has the power or obligation to indemnify under Delaware law or otherwise.

6.6. Insurance. The Company may, but shall not be obligated to, purchase and maintain at its expense insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section VI.

6.7. Definitions. For the purposes of this Section VI references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, member representatives, officers, employees or agents, so that any person who is or was a director, trustee, member, member representative, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. The term “other enterprise” as used in this Section VI shall include employee benefit plans. References to “fines” in this Section VI shall include excise taxes assessed on a person with respect to an employee benefit plan. The phrase “serving at the request of the Company” shall include any service as a director, trustee, member, member representative, officer, employee or agent that imposes duties on, or involves services by, such director, trustee, member, member representative, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

6.8. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VI shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Company, and to a person who has ceased to serve at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, and, in each case, shall inure to the benefit of the heirs, executors and administrators of such person.

6.9. Repeal, Amendment or Modification. Any repeal, amendment or modification of this Section VI shall not affect any rights or obligations then existing between the Company and any person referred to in this Section VI with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

SECTION VII – MISCELLANEOUS

7.1. Seal. The corporate seal shall have inscribed upon it the name of the Company, the year “2018” and the words “Seal” and “Delaware.” The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

7.2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director of the Company, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

7.3. Voting of Stock Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President or the General Counsel. Any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may from time to time confer like powers upon any other person or persons.

7.4. Forum for Adjudication of Certain Disputes. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 7.4. Failure to enforce the foregoing provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunction and specific performance, to enforce the foregoing provisions. The provisions of this Section 7.4 shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for suits brought under the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder.

7.5. Executive Office. The principal executive office of the Company shall be located in the city of Midland, State of Michigan, where, as applicable, the books of account and records shall be kept. The Company also may have offices at such other places, both within and without Delaware, as the Board from time to time shall determine or the business and affairs of the Company may require.

SECTION VIII – AMENDMENT OF BYLAWS

8.1. The Board is expressly authorized and shall have the power to amend, alter, change, adopt and repeal the Bylaws of the Company at any regular or special meeting of the Board at which there is a quorum by the affirmative vote of a majority of the total number of Directors present at such meeting, or by unanimous written consent. The stockholders also shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any annual or special meeting subject to the requirements of these Bylaws and the Certificate of Incorporation by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Company then entitled to vote.